EX.-13(b)

CERTIFICATION

I, Brian E. Binder, President and Chief Executive Officer, and I, James Howley, Chief Financial Officer, Chief Accounting Officer and Treasurer of Guggenheim Variable Funds Trust (the “Registrant”) each certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: September 1, 2023

/s/ Brian E. Binder

Brian E. Binder

President and Chief Executive Officer

Date: September 1, 2023

/s/ James Howley

James Howley

Chief Financial Officer, Chief Accounting Officer and Treasurer